Global Payments Reports Third Quarter Earnings
Increases Fiscal 2014 EPS Outlook
Expands Share Repurchase Authorization to $365 Million

ATLANTA, April 3, 2014 -- Global Payments Inc. (NYSE: GPN), one of the largest worldwide providers of payment solutions, today announced results for its fiscal third quarter ended February 28, 2014.

President and CEO Jeff Sloan said, “We are very pleased with our third quarter financial performance driven by strong execution across all of our businesses and expanding operating margins in North America. As a result we are increasing our full-year expectations for diluted earnings per share on a cash basis. We are also delighted with our strategic accomplishments this quarter including the recent closing of our PayPros acquisition and the substantial expansion of our financing capacity.”

Third Quarter 2014 Summary

•	Revenues grew 7% to $616.5 million, compared to $578.7 million in the third quarter of fiscal 2013.

•	Cash diluted earnings per share grew 10% to $0.96, compared to $0.87 in the third quarter of fiscal 2013.

•	GAAP diluted earnings per share were $0.76, compared to $0.75 in the third quarter of 2013.

2014 Outlook
For the full-year of fiscal 2014, the company maintains its expectations for annual revenue of $2.51 billion to $2.56 billion, or 6% to 8% growth over fiscal 2013. The company is raising its diluted earnings per share on a cash basis and narrowing its range to $4.06 to $4.11, reflecting growth of 11% to 13% over fiscal 2013. Annual fiscal 2014 GAAP diluted earnings per share are now expected to be $3.48 to $3.53.

Additional Share Repurchase Authorization
David E. Mangum, Senior Executive Vice President and CFO, stated, “We are delighted with the new share repurchase authorization which, combined with the remaining authorization, now totals $365 million. With the recently increased financing capacity, we have significant capital flexibility to drive organic growth, acquisitions and ongoing share repurchases."

Under the company’s new authorization, Global Payments may repurchase shares in the open market or as otherwise may be determined by the company, subject to market conditions, business opportunities and other factors. The company has no obligation to repurchase shares under this program. This authorization has no expiration date and may be suspended or terminated at any time. Repurchased shares will be retired but will be available for future issuance.

Conference Call
Global Payments will hold a conference call today, April 3, 2014 at 5:00 p.m. EDT to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers in North America may dial 1-888-895-3550 and callers outside North America may dial 1-706-758-8809. The pass code is “GPN.” A replay of the call may be accessed on the Global Payments website through April 17, 2014.

About Global Payments
Global Payments Inc. is one of the largest worldwide providers of payment solutions for merchants, value added resellers, financial institutions, government agencies, multi-national corporations and independent sales organizations located throughout North America, South America, Europe and the Asia-Pacific region.  Global Payments, a Fortune 1000 company, offers a comprehensive line of solutions and services for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management.  Visit www.globalpaymentsinc.com for more information about the company and its services.

This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our Annual Report on Form 10-K for the fiscal year ended May 31, 2013 and any subsequent Quarterly Reports on Form 10-Q, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com	Media contact: media.relations@globalpay.com
Jane Elliott	770-829-8755
770-829-8234

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2014	2013	% Change	2014	2013	% Change
	(unaudited)			(unaudited)
Revenues	$616,452	$578,746	6.5%	$1,880,259	$1,757,571	7.0%

Operating expenses:
Cost of service	232,937	217,465	7.1%	698,852	632,124	10.6%
Sales, general and administrative	286,224	271,696	5.3%	871,825	829,292	5.1%
Processing system intrusion	—	(1,189)	NM	(7,000)	8,311	(184.2)%
	519,161	487,972	6.4%	1,563,677	1,469,727	6.4%

Operating income	97,291	90,774	7.2%	316,582	287,844	10.0%

Other income (expense):
Interest and other income	2,944	2,536	16.1%	11,570	6,706	72.5%
Interest and other expense	(16,457)	(7,063)	133.0%	(32,361)	(25,217)	28.3%
	(13,513)	(4,527)	198.5%	(20,791)	(18,511)	12.3%

Income before income taxes	83,778	86,247	(2.9)%	295,791	269,333	9.8%
Provision for income taxes	(23,657)	(23,433)	1.0%	(84,105)	(76,986)	9.2%
Net income	60,121	62,814	(4.3)%	211,686	192,347	10.1%
Less: Net income attributable to noncontrolling interests, net of income tax	(5,000)	(4,352)	14.9%	(18,025)	(17,027)	5.9%
Net income attributable to Global Payments	$55,121	$58,462	(5.7)%	$193,661	$175,320	10.5%

Earnings per share attributable to Global Payments:
Basic	$0.77	$0.75	2.7%	$2.67	$2.24	19.2%
Diluted	$0.76	$0.75	1.3%	$2.65	$2.23	18.8%

Weighted average shares outstanding:
Basic	71,835	77,756		72,598	78,364
Diluted	72,434	78,324		73,152	78,747

NM - Not meaningful

SCHEDULE 2
CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2014	2013	% Change	2014	2013	% Change

Revenues	$616,452	$578,746	6.5%	$1,880,259	$1,757,571	7.0%

Operating expenses:
Cost of service	218,337	200,935	8.7%	654,720	589,872	11.0%
Sales, general and administrative	286,224	271,696	5.3%	866,981	828,492	4.6%
	504,561	472,631	6.8%	1,521,701	1,418,364	7.3%

Operating income	111,891	106,115	5.4%	358,558	339,207	5.7%

Other income (expense):
Interest and other income	2,944	2,536	16.1%	9,447	6,706	40.9%
Interest and other expense	(8,313)	(7,063)	17.7%	(24,217)	(16,834)	43.9%
	(5,369)	(4,527)	18.6%	(14,770)	(10,128)	45.8%

Income before income taxes	106,522	101,588	4.9%	343,788	329,079	4.5%
Provision for income taxes	(30,373)	(27,662)	9.8%	(99,932)	(93,601)	6.8%
Net income	76,149	73,926	3.0%	243,856	235,478	3.6%
Less: Net income attributable to noncontrolling interests, net of income tax	(6,421)	(5,993)	7.1%	(22,220)	(25,164)	(11.7)%
Net income attributable to Global Payments	$69,728	$67,933	2.6%	$221,636	$210,314	5.4%

Earnings per share attributable to Global Payments:
Basic	$0.97	$0.87	11.5%	$3.05	$2.68	13.8%
Diluted	$0.96	$0.87	10.3%	$3.03	$2.67	13.5%

Weighted average shares outstanding:
Basic	71,835	77,756		72,598	78,364
Diluted	72,434	78,324		73,152	78,747

See Schedules 6 and 7 for a reconciliation of cash earnings to GAAP.

SCHEDULE 3
SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended February 28,
	2014		2013		% Change
	GAAP	Cash Earnings	GAAP	Cash Earnings	GAAP	Cash Earnings

Revenues:
United States	$355,880	$355,880	$336,354	$336,354	5.8%	5.8%
Canada	73,467	73,467	72,218	72,218	1.7%	1.7%
North America merchant services	429,347	429,347	408,572	408,572	5.1%	5.1%

Europe	143,832	143,832	130,750	130,750	10.0%	10.0%
Asia-Pacific	43,273	43,273	39,424	39,424	9.8%	9.8%
International merchant services	187,105	187,105	170,174	170,174	9.9%	9.9%

Total revenues	$616,452	$616,452	$578,746	$578,746	6.5%	6.5%

Operating income (loss) for segments:
North America merchant services	$61,695	$68,823	$55,478	$63,210	11.2%	8.9%
International merchant services	58,077	65,549	51,820	60,618	12.1%	8.1%
Corporate[1]	(22,481)	(22,481)	(16,524)	(17,713)	(36.1)%	(26.9)%
Operating income	$97,291	$111,891	$90,774	$106,115	7.2%	5.4%

	Nine Months Ended February 28,
	2014		2013		% Change
	GAAP	Cash Earnings	GAAP	Cash Earnings	GAAP	Cash Earnings

Revenues:
United States	$1,081,506	$1,081,506	$1,022,250	$1,022,250	5.8%	5.8%
Canada	245,379	245,379	233,885	233,885	4.9%	4.9%
North America merchant services	1,326,885	1,326,885	1,256,135	1,256,135	5.6%	5.6%

Europe	433,886	433,886	390,376	390,376	11.1%	11.1%
Asia-Pacific	119,488	119,488	111,060	111,060	7.6%	7.6%
International merchant services	553,374	553,374	501,436	501,436	10.4%	10.4%

Total revenues	$1,880,259	$1,880,259	$1,757,571	$1,757,571	7.0%	7.0%

Operating income (loss) for segments:
North America merchant services	$201,831	$225,848	$189,809	$207,933	6.3%	8.6%
International merchant services	182,085	204,149	162,947	187,819	11.7%	8.7%
Corporate[1]	(67,334)	(71,439)	(64,912)	(56,545)	(3.7)%	(26.3)%
Operating income	$316,582	$358,558	$287,844	$339,207	10.0%	5.7%
1 GAAP and cash earnings include incremental security spend for the three and nine months ended February 28, 2014. GAAP earnings for the nine months ended February 28, 2014 include insurance proceeds of ($7M) related to the FY2012 data intrusion. GAAP earnings for the three and nine months ended February 28, 2013 include a data intrusion (credit) / charge of ($1.2) million and $8.3M, respectively.

See Schedule 8 for reconciliation of cash earnings segment information to GAAP.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	February 28, 2014	May 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,013,560	$680,470
Accounts receivable, net of allowances for doubtful accounts of $411 and $509, respectively	174,993	189,435
Claims receivable, net	743	1,156
Settlement processing assets	283,414	259,204
Inventory	7,315	11,057
Deferred income taxes	6,282	6,485
Prepaid expenses and other current assets	46,948	66,685
Total current assets	1,533,255	1,214,492
Goodwill	1,064,868	1,044,222
Other intangible assets, net	364,513	400,848
Property and equipment, net	364,725	348,064
Deferred income taxes	103,182	95,178
Other	25,172	22,252
Total assets	$3,455,715	$3,125,056

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$262,055	$187,461
Current portion of long-term debt	2,351	72,335
Accounts payable and accrued liabilities	243,212	262,890
Settlement processing obligations	171,563	162,558
Income taxes payable	8,821	18,870
Total current liabilities	688,002	704,114
Long-term debt	1,252,056	891,134
Deferred income taxes	165,697	170,723
Other long-term liabilities	86,251	72,478
Total liabilities	2,192,006	1,838,449
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 71,660,707 issued and outstanding at February 28, 2014 and 75,426,099 issued and outstanding at May 31, 2013	—	—
Paid-in capital	195,308	202,396
Retained earnings	940,545	958,751
Accumulated other comprehensive loss	(5,745)	(15,062)
Total Global Payments shareholders’ equity	1,130,108	1,146,085
Noncontrolling interests	133,601	140,522
Total equity	1,263,709	1,286,607
Total liabilities and equity	$3,455,715	$3,125,056

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended February 28,
	2014	2013
Cash flows from operating activities:
Net income	$211,686	$192,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	43,645	40,856
Amortization of acquired intangibles	43,553	42,091
Share-based compensation expense	17,269	14,063
Provision for operating losses and bad debts	14,203	16,681
Deferred income taxes	3,103	27,282
Other, net	(1,006)	(3,692)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	14,442	17,706
Claims receivable	(9,145)	(9,235)
Settlement processing assets and obligations, net	(19,669)	(12,028)
Inventory	3,811	(1,535)
Prepaid expenses and other assets	18,980	(34,898)
Accounts payable and other accrued liabilities	(16,422)	(78,375)
Income taxes payable	(10,049)	(6,496)
Net cash provided by operating activities	314,401	204,767
Cash flows from investing activities:
Business, intangible and other asset acquisitions, net of cash acquired	(2,519)	(433,427)
Capital expenditures	(61,270)	(75,016)
Net decrease in financing receivables	1,997	2,158
Net proceeds from sales of investments and business	3,521	—
Net cash used in investing activities	(58,271)	(506,285)
Cash flows from financing activities:
Net borrowings (payments) on short-term lines of credit	74,594	(48,239)
Proceeds from issuance of long-term debt	2,390,000	1,085,327
Principal payments under long-term debt	(2,099,869)	(439,789)
Acquisition of redeemable noncontrolling interest	—	(242,000)
Payment of debt issuance costs	(5,961)	(3,987)
Repurchase of common stock	(258,562)	(137,653)
Proceeds from stock issued under share-based compensation plans	29,740	9,257
Common stock repurchased - share-based compensation plans	(5,682)	(10,215)
Tax benefit from share-based compensation plans	4,782	1,791
Distributions to noncontrolling interests	(33,744)	(13,656)
Dividends paid	(4,330)	(4,688)
Net cash provided by financing activities	90,968	196,148
Effect of exchange rate changes on cash	(14,008)	7,055
Increase (decrease) in cash and cash equivalents	333,090	(98,315)
Cash and cash equivalents, beginning of period	680,470	781,275
Cash and cash equivalents, end of period	$1,013,560	$682,960

SCHEDULE 6
RECONCILIATION OF QUARTERLY CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended February 28, 2014
	GAAP	Processing System Intrusion	Other[1]	Cash Earnings Adjustments[2]	Cash Earnings
Revenues	$616,452	$—	$—	$—	$616,452
Operating expenses:
Cost of service	232,937	—	—	(14,600)	218,337
Sales, general and administrative	286,224	—	—	—	286,224
Processing system intrusion	—	—	—	—	—
	519,161	—	—	(14,600)	504,561
Operating income	97,291	—	—	14,600	111,891
Other income (expense):
Interest and other income	2,944	—	—	—	2,944
Interest and other expense	(16,457)	—	8,144	—	(8,313)
	(13,513)	—	8,144	—	(5,369)
Income (loss) before income taxes	83,778	—	8,144	14,600	106,522
(Provision) benefit for income taxes	(23,657)	—	(2,180)	(4,536)	(30,373)
Net income (loss)	60,121	—	5,964	10,064	76,149
Less: Net income attributable to noncontrolling interests, net of income tax	(5,000)	—	—	(1,421)	(6,421)
Net income (loss) attributable to Global Payments	$55,121	$—	$5,964	$8,643	$69,728
Diluted shares	72,434				72,434
Diluted earnings (loss) per share	$0.76	$—	$0.08	$0.12	$0.96

	Three Months Ended February 28, 2013
	GAAP	Processing System Intrusion	Other	Cash Earnings Adjustments[2]	Cash Earnings

Revenues	$578,746	$—	$—	$—	$578,746
Operating expenses:
Cost of service	217,465	—	—	(16,530)	200,935
Sales, general and administrative	271,696	—	—	—	271,696
Processing system intrusion	(1,189)	1,189	—	—	—
	487,972	1,189	—	(16,530)	472,631
Operating income	90,774	(1,189)	—	16,530	106,115
Other income (expense):
Interest and other income	2,536	—	—	—	2,536
Interest and other expense	(7,063)	—	—	—	(7,063)
	(4,527)	—	—	—	(4,527)
Income (loss) before income taxes	86,247	(1,189)	—	16,530	101,588
(Provision) benefit for income taxes	(23,433)	232	—	(4,461)	(27,662)
Net income (loss)	62,814	(957)	—	12,069	73,926
Less: Net income attributable to noncontrolling interests, net of income tax	(4,352)	—	—	(1,641)	(5,993)
Net income (loss) attributable to Global Payments	$58,462	$(957)	$—	$10,428	$67,933
Diluted shares	78,324				78,324
Diluted earnings (loss) per share	$0.75	$(0.01)	$—	$0.13	$0.87

1 For the period ended February 28, 2014, represents HSBC's share of GPAP dividends declared and costs associated with the debt refinancing that was completed on February 28, 2014.

2 Represents adjustments to cost of service to exclude acquisition intangible amortization expense from net income and the related income tax benefit.

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the three months ended February 28, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, HSBC's share of dividends declared and costs associated with debt refinancing. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

SCHEDULE 7
RECONCILIATION OF YEAR TO DATE CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended February 28, 2014
	GAAP	Processing System Intrusion[1]	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings
Revenues	$1,880,259	$—	$—	$—	$1,880,259
Operating expenses:
Cost of service	698,852	—	(579)	(43,553)	654,720
Sales, general and administrative	871,825	—	(4,844)	—	866,981
Processing system intrusion	(7,000)	7,000	—	—	—
	1,563,677	7,000	(5,423)	(43,553)	1,521,701
Operating income	316,582	(7,000)	5,423	43,553	358,558
Other income (expense):
Interest and other income	11,570	—	(2,123)	—	9,447
Interest and other expense	(32,361)	—	8,144	—	(24,217)
	(20,791)	—	6,021	—	(14,770)
Income (loss) before income taxes	295,791	(7,000)	11,444	43,553	343,788
(Provision) benefit for income taxes	(84,105)	2,393	(4,114)	(14,106)	(99,932)
Net income (loss)	211,686	(4,607)	7,330	29,447	243,856
Less: Net income attributable to noncontrolling interests, net of income tax	(18,025)	—	—	(4,195)	(22,220)
Net income (loss) attributable to Global Payments	$193,661	$(4,607)	$7,330	$25,252	$221,636
Diluted shares	73,152				73,152
Diluted earnings (loss) per share	$2.65	$(0.07)	$0.10	$0.35	$3.03

	Nine Months Ended February 28, 2013
	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings

Revenues	$1,757,571	$—	$—	$—	$1,757,571
Operating expenses:
Cost of service	632,124	—	(161)	(42,091)	589,872
Sales, general and administrative	829,292	—	(800)	—	828,492
Processing system intrusion	8,311	(8,311)	—	—	—
	1,469,727	(8,311)	(961)	(42,091)	1,418,364
Operating income	287,844	8,311	961	42,091	339,207
Other income (expense):
Interest and other income	6,706	—	—	—	6,706
Interest and other expense	(25,217)	—	8,383	—	(16,834)
	(18,511)	—	8,383	—	(10,128)
Income (loss) before income taxes	269,333	8,311	9,344	42,091	329,079
Provision for income taxes	(76,986)	(3,048)	(1,533)	(12,034)	(93,601)
Net income (loss)	192,347	5,263	7,811	30,057	235,478
Less: Net income attributable to noncontrolling interests, net of income tax	(17,027)	—	(3,594)	(4,543)	(25,164)
Net income attributable to Global Payments	$175,320	$5,263	$4,217	$25,514	$210,314
Diluted shares	78,747				78,747
Diluted earnings (loss) per share	$2.23	$0.07	$0.05	$0.32	$2.67

1 Represents insurance proceeds associated with processing system intrusion charges incurred in FY 2012.

2 For the period ended February 28, 2014, represents one-time charges primarily related to employee termination benefits, resolution of a contract related contingency, and a one-time credit related to the gain on the sale of an interest in a business, HSBC's share of dividends declared, and costs associated with debt refinancing. For the prior period, represents HSBC's share of GPAP dividends declared and one-time charges primarily related to employee termination benefits.

3 Represents adjustments to cost of service to exclude acquisition intangible amortization expense from net income and the related income tax benefit.

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the nine months ended February 28, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, one-time charges related to employee termination benefits and resolution of a contract related contingency, a one-time credit related to the sale of an interest in a business, HSBC's share of GPAP dividends declared, and costs associated with debt refinancing. In the nine months ended February 2013, we also adjusted the net income attributable to noncontrolling interests to include HSBC's share of GPAP net income. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

SCHEDULE 8
RECONCILIATION OF CASH EARNINGS SEGMENT INFORMATION TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended February 28,
	2014					2013
	GAAP	Processing System Intrusion	Other	Cash Earnings Adjustments[3]	Cash Earnings	GAAP	Processing System Intrusion	Other	Cash Earnings Adjustments[3]	Cash Earnings

Revenues:
United States	$355,880	$—	$—	$—	$355,880	$336,354	$—	$—	$—	$336,354
Canada	73,467	—	—	—	73,467	72,218	—	—	—	72,218
North America merchant services	429,347	—	—	—	429,347	408,572	—	—	—	408,572

Europe	143,832	—	—	—	143,832	130,750	—	—	—	130,750
Asia-Pacific	43,273	—	—	—	43,273	39,424	—	—	—	39,424
International merchant services	187,105	—	—	—	187,105	170,174	—	—	—	170,174

Total revenues	$616,452	$—	$—	$—	$616,452	$578,746	$—	$—	$—	$578,746

Operating income (loss) for segments:
North America merchant services	$61,695	$—	$—	$7,128	$68,823	$55,478	$—	$—	$7,732	$63,210
International merchant services	58,077	—	—	7,472	65,549	51,820	—	—	8,798	60,618
Corporate	(22,481)	—	—	—	(22,481)	(16,524)	(1,189)	—	—	(17,713)
Operating income (loss)	$97,291	$—	$—	$14,600	$111,891	$90,774	$(1,189)	$—	$16,530	$106,115

	Nine Months Ended February 28,
	2014					2013
	GAAP	Processing System Intrusion[1]	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[3]	Cash Earnings

Revenues:
United States	$1,081,506	$—	$—	$—	$1,081,506	$1,022,250	$—	$—	$—	$1,022,250
Canada	245,379	—	—	—	245,379	233,885	—	—	—	233,885
North America merchant services	1,326,885	—	—	—	1,326,885	1,256,135	—	—	—	1,256,135

Europe	433,886	—	—	—	433,886	390,376	—	—	—	390,376
Asia-Pacific	119,488	—	—	—	119,488	111,060	—	—	—	111,060
International merchant services	553,374	—	—	—	553,374	501,436	—	—	—	501,436

Total revenues	$1,880,259	$—	$—	$—	$1,880,259	$1,757,571	$—	$—	$—	$1,757,571

Operating income (loss) for segments:
North America merchant services	$201,831	$—	$2,518	$21,499	$225,848	$189,809	$—	$905	$17,219	$207,933
International merchant services	182,085	—	10	22,054	204,149	162,947	—	—	24,872	187,819
Corporate	(67,334)	(7,000)	2,895	—	(71,439)	(64,912)	8,311	56	—	(56,545)
Operating income (loss)	$316,582	$(7,000)	$5,423	$43,553	$358,558	$287,844	$8,311	$961	$42,091	$339,207
1 Represents insurance proceeds associated with processing system intrusion charges incurred in FY 2012.

2 Represents one-time charges primarily related to employee termination benefits and resolution of a contract related contingency for the period ending February 28, 2014 and the prior year represents one-time charges primarily related to employee termination benefits.

3 Represents acquisition intangible amortization expense.

SCHEDULE 9
OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	Fiscal 2013 Actual	Fiscal 2014 Outlook	% Change FY13

Revenue Outlook
Total Revenues	$2,376	$2,510 to $2,560	6% to 8%

EPS Outlook
Cash EPS	$3.65	$4.06 to $4.11	11% to 13%
Acquisition-related intangibles assets, non-recurring items and processing system intrusion[1]	(0.89)	(0.58)	(35)%
GAAP Diluted EPS	$2.76	$3.48 to $3.53	26% to 28%

We supplemented our reporting of income and the related earnings per share information determined in accordance with GAAP by reporting income and the related earnings per share for the nine months ended February 28, 2014 and 2013 on a "cash earnings" basis in this earnings release as a measure to help evaluate performance. We calculated income and earnings per share on a cash basis by excluding amounts related to the processing system intrusion, acquisition intangible amortization, one-time charges related to employee termination benefits and resolution of a contract related contingency, a one-time credit related to the sale of an interest in a business, HSBC's share of GPAP dividends declared, and costs associated with debt refinancing. In the nine months ended February 2013, we also adjusted the net income attributable to noncontrolling interests to include HSBC's share of GPAP net income. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, income and earnings per share determined in accordance with GAAP. Our measures of income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
1 Fiscal 2014 reflects $0.48 of acquisition-related intangibles amortization and $0.10 of one-time charges (refer to Schedule 7, footnote 2 for details). Acquisition-related intangibles amortization and non-recurring items accounted for $0.57 in fiscal 2013 and processing intrusion costs were $0.32. Intangible amortization does not include amortization related to the recent March 4, 2014 PayPros acquisition as the allocation of the purchase price has not yet been finalized.